As filed with the Securities and Exchange Commission on November 8, 2007
Registration No. 333-146695

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Weatherford International, Inc.*
(Exact name of registrant as specified in its charter)

Delaware	3533	04-2515019
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

515 Post Oak Boulevard
Suite 600
Houston, Texas 77027-3415
(713) 693-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Burt M. Martin
General Counsel
515 Post Oak Boulevard
Suite 600
Houston, Texas 77027-3415
(713) 693-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

ADDITIONAL GUARANTOR REGISTRANT

	State or Other	Primary Standard
	Jurisdiction of	Industrial
Exact Name of Additional Registrant as	Incorporation orr	Classification Code	I.R.S. Employer
Specified in its Charter	Organization	Number	Identification No.

Weatherford International Ltd.(1)	Bermuda	1381	98-0371344

(1)	Weatherford International Ltd.’s address is 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International, Inc. (“Amendment No. 1”) does not relate to the contents of the preliminary prospectus contained in our Registration Statement on Form S-4, which is not amended hereby. Accordingly, Amendment No. 1 does not include a copy of our preliminary prospectus. This Amendment No. 1 is being filed for the sole purpose of submitting the revised Opinion of Conyers Dill & Pearman as Exhibit 5.1 (and the related Consent of Conyers Dill & Pearman, included therein, as Exhibit 23.1).

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Weatherford Bermuda is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Weatherford Bermuda has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Its bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Furthermore, Weatherford Bermuda has entered into indemnification agreements with each of its directors and its executive officers. The indemnification agreements require Weatherford Bermuda to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford Bermuda must pay all reasonable expenses incurred in advance of a final disposition. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc., constitute two of the nine members of the Board of Directors of Weatherford Bermuda. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc., both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of Weatherford Bermuda, are to be indemnified by Lehman Brothers and Lehman Brothers Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of Weatherford Bermuda at the request of Lehman Brothers and Lehman Brothers Holdings.

Section 98A of the Companies Act permits Weatherford Bermuda to purchase and maintain insurance for the benefit of any officer or director of Weatherford Bermuda in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford Bermuda may otherwise indemnify such officer or director. Weatherford Bermuda has purchased and maintains a directors’ and officers’ liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities, which they may incur in their capacity as directors pursuant to insurance maintained by Lehman Brothers Holdings.

Weatherford Delaware is a Delaware corporation. Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. Weatherford Delaware’s Amended and Restated Certificate of Incorporation, as amended, provides that Weatherford Delaware’s directors are not liable to Weatherford Delaware or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

Section 145 of the Delaware General Corporation Law grants to Weatherford Delaware the power to indemnify each officer and director of Weatherford Delaware against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of Weatherford Delaware if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Weatherford Delaware and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated by-laws of Weatherford Delaware provide for indemnification of each officer and director of Weatherford Delaware to the fullest extent permitted by Delaware law.

Furthermore, Weatherford Delaware has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require Weatherford Delaware to indemnify its officers and directors to the fullest extent permitted by applicable law against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature. In an action brought by or in the right of Weatherford Delaware as opposed to an action brought by a third party, the executive officers and directors will be indemnified only if they acted in good faith or in a manner they reasonably believed to be in or not opposed to the best interests of Weatherford Delaware. The indemnification agreements also provide that Weatherford Delaware must pay all reasonable expenses incurred in advance of a final disposition.

Section 145 of the Delaware General Corporation Law also empowers Weatherford Delaware to purchase and maintain insurance on behalf of any person who is or was an officer or director of Weatherford Delaware against liability asserted against or incurred by him in any such capacity, whether or not Weatherford Delaware would have the power to indemnify such officer or director against such liability under the provisions of Section 145. Weatherford Delaware has purchased and maintains a directors’ and officers’ liability policy for such purposes.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
Number	Description

3.1	Memorandum of Association of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
3.2	Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
3.3	Certificate of Assistant Secretary as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).
3.4	Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
3.5	Amended and Restated Certificate of Incorporation of Weatherford International, Inc. (incorporated by reference to Exhibit 3.1 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
3.6	Amended and Restated By-laws of Weatherford International, Inc. (incorporated by reference to Exhibit 3.2 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.1	Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.’s Current Report on Form 8-K dated May 28, 1996 (File No. 1-7867) filed May 31, 1996).
4.2	Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed November 20, 2001).

Exhibit
Number		Description

4.3		Fourth Supplemental Indenture dated June 26, 2002, between Weatherford International, Inc., Weatherford International Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339) filed August 14, 2002).
4.4		Indenture dated October 1, 2003, among Weatherford International Ltd., Weatherford International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 2, 2003).
4.5		Officers’ Certificate dated as of October 7, 2003 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4.6		Form of Global Note for 4.95% Senior Notes due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4.7		Guarantee, dated as of October 25, 2005, of Weatherford International, Inc. for the benefit of holders of any notes issued by Weatherford International Ltd., from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of October 25, 2005, between Weatherford International Ltd., Weatherford International, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 31, 2005).
4.8		Officers’ Certificate dated as of February 17, 2006 establishing the series of 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.9		Form of Global Note for 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.10		Officer’s Certificate, dated August 7, 2006, establishing the series of 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.11		Form of $500,000,000 global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.12		Form of $100,000,000 global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.13		Indenture dated June 18, 2007 among Weatherford International, Inc., Weatherford International Ltd. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed June 18, 2007).
4.14		First Supplemental Indenture, dated June 18, 2007, among Weatherford International, Inc., as issuer, Weatherford International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed June 18, 2007).
4.15		Form of Global Note for 5.95% Senior Notes due 2012 (included in Exhibit 4.14).
4.16		Form of Global Note for 6.35% Senior Notes due 2017 (included in Exhibit 4.14).
4.17		Form of Global Note for 6.80% Senior Notes due 2037 (included in Exhibit 4.14).
4.18		Registration Rights Agreement, dated June 18, 2007, among Weatherford International Ltd., Weatherford International, Inc., and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File No. 1-31339) filed June 18, 2007).
5	.1*	Opinion of Conyers Dill & Pearman.
5	.2+	Opinion of Andrews Kurth LLP.
12	.1+	Computation of Ratio of Earnings to Fixed Charges.
23	.1*	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1 hereto).
23	.2+	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.2 hereto).
23	.3+	Consent of Ernst & Young LLP.
24	.1+	Power of Attorney (included on the signature pages of the Registration Statement).

Exhibit
Number		Description

25	.1+	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas to act as trustee under the Indenture.
99	.1+	Form of Letter of Transmittal.
99	.2+	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99	.3+	Form of Notice of Guaranteed Delivery.
99	.4+	Form of Letter to Registered Holders and DTC Participants.
99	.5+	Form of Instructions to Registered Holder or DTC Participant from Beneficial Owner.
99	.6+	Form of Letter to Clients.

*	Indicates exhibits filed herewith.

+	Indicates exhibits previously filed.

(b) All financial statement schedules are omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or notes thereto.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in Houston, Texas on November 8, 2007.

WEATHERFORD INTERNATIONAL, INC.

By:	*
Bernard J. Duroc-Danner
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Burt M. Martin and Andrew P. Becnel his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Bernard J. Duroc-Danner		President and Chief Executive Officer (Principal Executive Officer) and Director	November 8, 2007

* Andrew P. Becnel		Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2007

* Jessica Abarca		Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)	November 8, 2007

*By:	/s/ Burt M. Martin Burt M. Martin Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in Houston, Texas on November 8, 2007.

WEATHERFORD INTERNATIONAL LTD.,
as Guarantor

By:	*
Bernard J. Duroc-Danner
President, Chief Executive Officer,
Chairman of the Board and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Burt M. Martin and Andrew P. Becnel his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	November 8, 2007

* Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2007

* Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)	November 8, 2007

* Nicholas F. Brady	Director	November 8, 2007

* David J. Butters	Director	November 8, 2007

Signature		Title	Date

* Sheldon B. Lubar		Director	November 8, 2007

* William E. Macaulay		Director	November 8, 2007

* Robert B. Millard		Director	November 8, 2007

* Robert K. Moses, Jr.		Director	November 8, 2007

* Robert A. Rayne		Director	November 8, 2007

*By:	/s/ Burt M. Martin Burt M. Martin Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Memorandum of Association of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
3.2	Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
3.3	Certificate of Assistant Secretary as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).
3.4	Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).
3.5	Amended and Restated Certificate of Incorporation of Weatherford International, Inc. (incorporated by reference to Exhibit 3.1 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
3.6	Amended and Restated By-laws of Weatherford International, Inc. (incorporated by reference to Exhibit 3.2 to Weatherford International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.1	Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.’s Current Report on Form 8-K dated May 28, 1996 (File No. 1-7867) filed May 31, 1996).
4.2	Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed November 20, 2001).
4.3	Fourth Supplemental Indenture dated June 26, 2002, between Weatherford International, Inc., Weatherford International Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339) filed August 14, 2002).
4.4	Indenture dated October 1, 2003, among Weatherford International Ltd., Weatherford International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 2, 2003).
4.5	Officers’ Certificate dated as of October 7, 2003 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4.6	Form of Global Note for 4.95% Senior Notes due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).
4.7	Guarantee, dated as of October 25, 2005, of Weatherford International, Inc. for the benefit of holders of any notes issued by Weatherford International Ltd., from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of October 25, 2005, between Weatherford International Ltd., Weatherford International, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 31, 2005).
4.8	Officers’ Certificate dated as of February 17, 2006 establishing the series of 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.9	Form of Global Note for 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).
4.10	Officer’s Certificate, dated August 7, 2006, establishing the series of 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.11	Form of $500,000,000 global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).
4.12	Form of $100,000,000 global note for 6.50% Senior Notes due 2036 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File No. 1-31339) filed August 7, 2006).

Exhibit
Number		Description

4.13		Indenture dated June 18, 2007 among Weatherford International, Inc., Weatherford International Ltd. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed June 18, 2007).
4.14		First Supplemental Indenture, dated June 18, 2007, among Weatherford International, Inc., as issuer, Weatherford International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed June 18, 2007).
4.15		Form of Global Note for 5.95% Senior Notes due 2012 (included in Exhibit 4.14).
4.16		Form of Global Note for 6.35% Senior Notes due 2017 (included in Exhibit 4.14).
4.17		Form of Global Note for 6.80% Senior Notes due 2037 (included in Exhibit 4.14).
4.18		Registration Rights Agreement, dated June 18, 2007, among Weatherford International Ltd., Weatherford International, Inc., and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File No. 1-31339) filed June 18, 2007).
5	.1*	Opinion of Conyers Dill & Pearman.
5	.2+	Opinion of Andrews Kurth LLP.
12	.1+	Computation of Ratio of Earnings to Fixed Charges.
23	.1*	Consent of Conyers Dill & Pearman (included in its opinion filed as Exhibit 5.1 hereto).
23	.2+	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.2 hereto).
23	.3+	Consent of Ernst & Young LLP.
24	.1+	Power of Attorney (included on the signature pages of the Registration Statement).
25	.1+	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas to act as trustee under the Indenture.
99	.1+	Form of Letter of Transmittal.
99	.2+	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99	.3+	Form of Notice of Guaranteed Delivery.
99	.4+	Form of Letter to Registered Holders and DTC Participants.
99	.5+	Form of Instructions to Registered Holder or DTC Participant from Beneficial Owner.
99	.6+	Form of Letter to Clients.

*	Indicates exhibits filed herewith.

+	Indicates exhibits previously filed.